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                                                                EXHIBIT 10.26(a)

                           AGREEMENT FOR THE PURCHASE
                            AND SALE OF ELECTRICITY
                            -----------------------

          THIS AGREEMENT for the purchase and sale of electricity is entered into as of the date of this execution by and between GEOTHERMAL DEVELOPMENT ASSOCIATES, a Nevada corporation, ("Seller"), and SIERRA PACIFIC POWER COMPANY, a Nevada corporation ("Purchaser"), upon the following terms and conditions:

          IT IS AGREED:

          (1) Sale of Electricity.  Seller shall sell and Purchaser shall
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purchase all of the electricity generated and delivered to the Point of
Delivery, defined herein, by Seller at its facility for generation of electric power ("the Plant") to be located on land leased from Purchaser which land is more particularly described in Exhibit A, attached hereto and incorporated herein by this reference. Said Plant shall have nameplate rating of 5MW (net-maximum) and shall be fueled by geothermal energy.

          (2) Performance Criteria. Seller shall comply with the following
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performance criteria:

              (a) Within 270 days of the execution of this Agreement, Seller shall complete and bring to commercial fluid production, one geothermal well on the land leased from Purchaser under that certain lease of even date hereinwith, or land pooled or unitized therewith. For purposes of this Agreement, the term "Commercial Fluid Production" shall mean the point at which a geothermal well, alone or in combination with other wells, is
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producing, or its capable of producing, a resource of sufficient temperature and volume to supply twenty-five percent (25%) of the Plant's heat requirements.

          (b) Within three (3) calendar years of the execution of this Agreement, Seller shall construct and bring to commercial power production, one electrical generating plant with a maximum nameplate rating of 5 MW (net-maximum). For the purposes of this Agreement, the term "commercial power production" shall mean the point at which the first kilowatt hour is delivered to the Point of Delivery.

          If Seller should fail to meet either of the performance criteria in the time stated, this Agreement shall be null and void and the obligations of both parties hereunder shall terminate automatically and without notice. Seller's compliance with the performance criteria shall be subject to written verification by Purchaser, which verification shall not be unreasonably withheld. Time frames quoted above may be extended by Purchaser if circumstances beyond Seller's control have impeded Seller's performance, provided Seller has used due diligence in attempting to mitigate such circumstances and meet the stated time limitation. Purchaser's extension of the time limit for one performance criterion does not constitute a waiver of the other, or affect in any way the Purchaser's right to its enforcement.

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          (3)  Rate.
               ----

          (a) For all power purchased from Seller's facility at the Point of Delivery, Purchaser shall pay Seller the sum of $0.0717 per kWh. For the purposes of this Agreement, "Point of Delivery" shall be the Steamboat substation 25 kv source closest to the plant, which source is owned by Purchaser. Seller agrees to comply with Purchaser's Electric Rules 2 and 15, all special conditions of Schedule CSPP and all subsequent revisions of said schedule and rules.

          (b) Monthly bills will be submitted to Purchaser by Seller. The amount of each bill will be computed on the basis of energy delivered to Purchaser during the billing period just ended, multiplied by the rate specified above. The billing period shall be the time interval between two consecutive meter readings taken for billing purposes. Purchaser shall pay each bill within fifteen (15) days of the billing date. A monthly penalty of 1.0 percent of the unpaid balance will be assessed on bills not paid within fifteen (15) days after the billing date.

          (4) Term.  This Agreement shall be effective upon the date of its
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execution and shall continue until a period of ten (10) years has elapsed from the commencement of the production and sale of electricity by Seller's plant, and shall continue thereafter from year to year unless terminated by one of the parties hereto.

          (5) Design and Operating Equipments.  Once Seller's and Purchaser's
              -------------------------------
facilities are connected, both parties will

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operate their respective facilities in accordance with Purchaser's standard 2.2
GN 01 (Exhibit B), which is attached hereto and incorporated herein by this reference, and the approved facility wiring diagram and specification described in Paragraph 11 below, as well as any subsequent amendments to either document which are reasonably applicable to Seller's plant and interconnection facilities. Seller shall be given reasonable prior notice of all such amendments. The parties acknowledge that with operating experience adjustment of the operating requirements may be necessary. Seller shall not make any modification to its facilities which substantially affects performance without advance notification to Purchaser.

          (6) Metering.  Seller's facility will be metered according to Metering
              --------
Option 1, as described in Paragraph 3.1 of Exhibit B.

          (7) Conditions.  The obligations of either party under this Agreement
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are conditioned upon the following events having occurred:

              (a) Seller's attainment of qualifying facility status for the plant pursuant to the Public Utilities Regulatory Policy Act of 1978 and 18 CFR 292, and any applicable amendments or supplements thereto.

              (b) Seller's compliance with any applicable portions of General Order 32 of the Public Service Commission of Nevada and any amendments or supplements thereto.

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              (c) Approval of the pricing provisions herein as a portion of
Purchaser's purchased power costs by the Public Service Commission of Nevada.

          (8) Responsibility for Maintenance.  It shall be the responsibility of
              ------------------------------
Seller at its sole cost and expense to maintain all of the facilities, including all control and protective devices, from the metering devices to Seller's generation facility. It shall be the responsibility of the Purchaser at its sole cost and expense to maintain facilities for the transmission of electrical energy, up to and including the service drop and the devices for metering electrical energy installed pursuant to this Agreement.

           Seller agrees to give Purchaser sixty (60) days' written notice of all scheduled maintenance periods.

          (9) Special Facilities.  Seller shall be responsible for all standard
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interconnection costs.  In the event it is necessary for Purchaser to install any special or additional interconnection facilities, including control or protective devices, line extensions, multiple metering, or reinforcement of its system to receive or continue to receive the power delivered under this Agreement, Seller shall reimburse Purchaser for its costs associated with the installation of such facilities under a separate special facilities agreement.

          (10) Prior Approval.  Equipment specifications and detailed plans for
               --------------
the installation of Seller's interconnection facilities, control and protective devices, and facilities to

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accomodate Purchaser's meters will be submitted to Purchaser for review and advance written approval prior to actual installation. Such review and written approval are acknowledgements that Seller's facility complies with Purchaser's requirements only. Purchaser shall not, by reason of such review and approval or failure to review and approve, be responsible for strength, details of design, adequacy, or capability of any of Seller's equipment, nor shall Purchaser's acceptance be deemed an endorsement of any item of equipment. Seller and Purchaser acknowledge that the equipment specifications and detail plans submitted to Purchaser are intended only for the specific site and installation described in this Agreement.

          (11) Right of Entry.  Purchaser may enter Seller's premises (a) at any
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reasonable time, to inspect Seller's protective devices, or (b) at any time without notice, to disconnect the interconnection facilities if, in Purchaser's opinion, a hazardous condition exists and immediate disconnection is necessary to protect Purchaser's customers, other persons, Purchaser's facilities, or Seller's facilities from damage.

          Purchaser and Purchaser's escorted visitors may also enter Seller's premises, with reasonable notice and permission of Seller, to conduct tours of the generation plant and related facilities and to observe and monitor Seller's generating facilities.

          (12) Information Transfer.  Seller agrees to make available to
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Purchaser upon request any and all information

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related to the installation, operation and maintenance of the facility and the use of the resource. Such data will be treated as confidential and can only be released by Purchaser with written permission of Seller, which permission shall not be unreasonably withheld. The parties will cooperate in developing mutually agreeable tests and/or modifications to be performed on the plant and resource.

          (13) Follow-On Plants.  If Seller intends to build additional
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geothermal generation plant(s) on any portion of the land described in Exhibit
A, or on land pooled, unitized, or combined therewith, and Seller intends to sell a portion of said plant(s) to another party, Seller shall first offer such portion to Purchaser at the price and on the terms that would be offered to such a third party. Any such offers shall be in writing and Purchaser shall have ninety (90) days from the date of receipt of such an offer to accept or reject it. Upon receipt of Purchaser's rejection of such an offer, or upon expiration of the ninety-day period described above, whichever comes first, Seller may offer the same portion of such plant or plants to a third party or parties. In no event shall such offer be on different terms or at a lower price than those offered to Purchaser, unless such terms or price have first been offered to Purchaser according to the procedure outlined in this section.

          (14) Additional Resources.  If Seller intends to purchase or lease
               --------------------
additional geothermal rights in the Steamboat Springs Known Geothermal Resource Area (KGRA), or purchase or

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lease additional land in the KGRA, for the purpose of developing geothermal resources, Purchaser shall have the right to purchase up to seventy-five percent (75%) interest in said rights or lands. The purchase price of any such interest shall be one-third of the Seller's total cost of any parcel or right, or portion thereof, in return for a one-quarter interest in the portion of the rights or lands in which Purchaser is buying an interest.

          Seller shall give Purchase written notice of Seller's intent to acquire such rights or lands at least ninety (90) days prior to such acquisition. Purchaser shall then have ninety (90) days from its receipt of such notice to notify Seller of its intent to purchase some or all of the seventy-five percent (75%) interest available to it. Said notice shall be in writing and shall specify the amount to be purchased, the purchase price, and the terms of payment. If Seller does not receive such a notice within the stated period, Purchaser shall have no further rights to any portion of the acquisition.

          Upon Seller's receipt of Purchaser's notice, Seller and Purchaser agree to negotiate in good faith an agreement defining the relative right and responsibilities of the parties with regard to any subsequent development of the rights or lands in which Purchaser has brought an interest.

          (15) Liability and Indemnification.  Each party shall indemnify and
               -----------------------------
hold harmless the other party and the directors, officers, and employees of such other party against and from any

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and all loss and liability for injuries to persons, including employees of either party, and damages, including property of either party, resulting from or arising out of (a) the engineering, design, construction, maintenance, or operation of or (b) the making of replacements, additions, or betterments to, the indemnitor's facilities. This provision shall apply notwithstanding the active or passive negligence of the indemnitee. Neither party shall be indemnified for liability or loss resulting from its sole negligence or willful misconduct. The indemnitor shall, on the other party's request, defend and suit asserting a claim covered by this indemnity and shall pay all costs, including reasonable attorney's fees, that may be incurred by the other party in enforcing this indemnity.

      (16) A. Insurance. During the term of this Agreement, Seller shall
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maintain the following insurance:

          (a) Workers' Compensation of self-insurance which satisfies the applicable requirements of Nevada law. Within thirty (30) days after execution of this Agreement, Seller shall provide Purchaser with a certificate evidencing such insurance, and providing for thirty-day written notice to Purchaser prior to cancellation, termination, alternation or material change of such insurance.

          (b) Comprehensive General Liability and Comprehensive Automobile Liability of not less than $500,000 combined single limit or equivalent for bodily injury, personal injury and property damage as the result of any one occurrence.

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          (c) Comprehensive General Liability shall include coverage for
Premises-Operations, Owners and Contractors Protective Products/Completed Operations Hazard, Explosion, Collapse, Underground, Contractual Liability, and Broad Form Property Damage including Completed Operations. Comprehensive Automobile Liability shall include coverage for Owned, Hired and Non-owned automobiles.

          B.  Additional Insurance Provisions:
              -------------------------------

          (a) Evidence of coverage described in Paragraph 17(A) above shall state that coverage provided is primary and is not excess to or contributing with any insurance or self-insurance maintained by Purchaser.

          (b) Purchaser shall have the right to inspect or obtain a copy of the original policy(ies) of insurance.

          (c) All insurance certificates, and a thirty-day advance notice of cancellations, terminations, alterations and material changes of such insurance shall be issued and submitted to the following:

                                 Sierra Pacific Power Company
                                 Attn:  Richard Miolini
                                 P.O. Box 10100
                                 Reno, Nevada  89520

          (17) Permits and Licenses.  Seller agrees to obtain any and all state,
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federal and local permits, licenses, or other documents necessary for the operation of Seller's facility and the sale of energy therefrom to Purchaser.

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          (18) Notices.  Whenever in this Agreement it shall be required,
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permitted or desired that notice or demand be given by either party to or on the other, such notice or demand shall be in writing and may be either personally served or sent by United States mail and shall be deemed to have been given when personally served or when deposited in the United States mail, certified or registered, with postage prepaid and properly addressed. For the purposes hereof the addresses of the parties hereto (until notice of a change thereof is given as provided in this paragraph) shall be as follows:

         Seller:             Geothermal Development Associates
                             G. Martin Booth, III
                             President
                             251 Ralston Street
                             Reno, Nevada  89503

         Purchaser:          Sierra Pacific Power Company
                             Attn:  Max L. Jones, Jr.
                             Senior Vice President
                             P.O. Box 10100
                             Reno, Nevada  89520

          (19) Successors in Interest.  This Agreement shall be binding on both
               ----------------------
parties, and on their heirs, successors in interest and permitted assigns.

          (20) Several Obligations.  Except where specifically stated in this
               -------------------
Agreement to be otherwise, the duties, obligations and liabilities of the Parties are intended to be several and not joint or collective. Nothing contained in this Agreement shall ever be construed to create an association, trust, partnership, or joint venture or impose a trust or partnership duty, obligation or liability on or with regard to either Party. Each

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Party shall be individually and severally liable for its own obligations under this Agreement.

          (21) Force Majeure.  If the performance of any obligations under this
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Agreement is prevented by casualty, accident, strike, labor dispute, political disturbance, or other violence, any law, proclamation or regulation of any governmental agency, inability to secure environmental permits or any other condition beyond the control of the party affected thereby, such party shall be excused from performance hereunder and either party hereto shall be entitled to terminate this Agreement.

          (22) Assignment.  (a)  Neither party shall voluntarily assign this
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Agreement without the prior written consent of the other party, except to a partnership in which a party hereto is a general partner.

          (b) In the event that either party wishes to assign this agreement to a corporation or other entity which does not fall into the two categories described in (a) above, said party shall send written notice of such intent to the other party. Said notice shall describe the financial organization and assets of the potential assignee in sufficient detail to permit the noticed party to evaluate the effect of the assignment on its interest in this Agreement and the even-dated geothermal lease executed by the parties. The noticed party shall have thirty days from its receipt of the notice to consent or refusal to consent to the assignment. Failure to give written consent or refusal within said thirty day period shall be interpreted as

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consent by the noticed party.  In no event shall consent to any assignment be unreasonably withheld.

          (23) Entire Agreement.  This document constitutes the entire agreement
               ----------------
of the parties and supersedes all previous agreements, whether written or oral. This Agreement may be amended only by an instrument in writing signed by both parties hereto.

          (24) Governing Law.  As to portions of its composition and performance
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to which state law is applicable, this Agreement shall be construed in accordance with the laws of the State of Nevada.

           EXECUTED this 18th day of November, 1983.


SELLER:                                    PURCHASER:

GEOTHERMAL DEVELOPMENT                     SIERRA PACIFIC POWER
  ASSOCIATES                                 COMPANY
251 Ralston Street                         P.O. Box 10100
Reno, Nevada  89503                        Reno, Nevada  89520


By /s/                                     By /s/
   ---------------------------               ---------------------------

Title_________________________             Title_________________________

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